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                                                                    EXHIBIT 10.3

                       NON-COMPETE, NON-SOLICITATION AND
                     CONFIDENTIALITY COVENANT AND AGREEMENT


     THIS AGREEMENT ("Agreement") is made and entered into as of the 7th day of November, 1997, by and between George O. Moorehead ("Moorehead") and Metal Management, Inc., a Delaware corporation (the "Company").

                                   RECITALS

     WHEREAS, Moorehead and the Company have entered into a certain Letter Agreement dated November 7, 1997 (the "Letter Agreement"), which memorializes the terms and conditions of Moorehead's separation from the Company and from EMCO Recycling Corporation ("EMCO");

     WHEREAS, as a material inducement to the Company to enter into the Letter Agreement, Moorehead has agreed to execute and abide by the terms of this Agreement, as well as the terms and conditions of the Letter Agreement.

     NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and in consideration for the promises, covenants and agreements contained in the Letter Agreement, the receipt and sufficiency of which are hereby acknowledged, Moorehead and the Company agree as follows:

     1. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Moorehead hereby acknowledges and agrees that by reason of and/or as of a result of his employment by the Company and/or EMCO, Moorehead has acquired, made use of and/ or added to confidential information of a special and unique nature and value relating to certain records, secrets, processes, documentation, software programs, ledgers and general information, mailing lists, suppliers, customer lists, customer profiles, prospective customer lists, accounts receivable and payable ledgers, financial and other records of and/or with respect to the Company and EMCO, their subsidiaries, affiliates,


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customers and other similar matters (all such information, together with that certain information described herein, being hereinafter referred to as "Confidential Information"). Moorehead further acknowledges and agrees that the Confidential Information is of great value to the Company, EMCO and/or their subsidiaries or affiliates and that it is reasonably necessary to protect the Confidential Information and the goodwill of the Company, EMCO and/ or their subsidiaries or affiliates. Accordingly, Moorehead hereby agrees that:

            (a) Moorehead will not, at any time, directly or indirectly, except as authorized by the Company for the benefit of the Company:

                 (i) divulge to any person, firm or corporation other than the Company (hereinafter referred to as "Third Parties"), or use or cause or authorize any Third Parties to use, the Confidential Information or any other information relating to the business or interests of the Company, EMCO and/or their subsidiaries or affiliates which Moorehead knows or should know is regarded as confidential and valuable by the Company, EMCO and/or their subsidiaries or affiliates (whether or not any of the foregoing information is actually novel or unique or is actually known to others), except as required by law; or

                 (ii) solicit, cause or authorize to be solicited, or hire, directly or indirectly, for employment for or on behalf of himself or any Third Parties, any persons who are, at any time within one
            (1) year prior to the date of this Agreement, employees of the Company, EMCO or their subsidiaries and affiliates.


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            (b)  Moorehead shall forthwith deliver or cause to be delivered to the Company any and all Confidential Information, including notebooks, keys, customer lists, customer profiles, mailing lists, rolodex or other telephone lists, data and other documents and materials belonging to the Company, EMCO and/or their subsidiaries or affiliates which is in his possession or under his control relating to the Company, EMCO and/or their subsidiaries or affiliates, or the Business, regardless of the medium upon which it is stored, and will deliver to the Company upon such termination of employment any other property of the Company, EMCO and/or their subsidiaries or affiliates which is in his possession or under his control.

     2. NON-SOLICITATION. Moorehead agrees that for a period of five (5) years from and after the date of this Agreement he will not, directly or indirectly, on behalf of himself or as a partner or as an officer, director, employee, member, manager, agent, consultant, owner or shareholder of any other entity or person, or as a trustee, fiduciary or other representative of any other person or entity, contact any persons or companies which are manufacturers, suppliers or customers of the Company, EMCO or any of their subsidiaries or affiliates, for the purpose of soliciting the manufacturers, suppliers or customers in competition with the Company, EMCO or their subsidiaries or affiliates, nor will he in any way, directly or indirectly, for himself, or as a partner or as an officer, director, employee, member, manager, agent, consultant or shareholder of any other entity or person, or as a trustee, fiduciary or other representative of any other person or entity, solicit or divert, or cause anyone to solicit or divert, any such manufacturers, suppliers or customers from the Company, EMCO or their subsidiaries or affiliates. For purposes of this Agreement, a "customer" shall mean any person or entity who has purchased from or sold goods

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to the Company, EMCO or their subsidiaries or affiliates within the twelve-
month period immediately preceding such determination.

     3. NON-COMPETITION COVENANT. As a necessary condition of this Agreement, Moorehead represents and acknowledges, and agrees to the restrictions, set forth in this paragraph. Moorehead acknowledges that the covenant set forth in this paragraph is reasonable in scope and essential to the preservation of the goodwill and other business interests of the Company and its Business, and that Moorehead's willingness to agree to the restrictions set forth in this paragraph were a material inducement to the Company's willingness to enter into the Letter Agreement. Moorehead also acknowledges that the enforcement of the covenant set forth in this paragraph will not preclude Moorehead from being gainfully employed in such manner and to such extent as to provide a standard of living for himself, the members of his family and others dependent upon him, of at least the fashion to which he and they have become accustomed and may expect. In addition, Moorehead acknowledges that the Company and EMCO have obtained an advantage over their competitors as a result of their names, locations and reputations that is characterized, among other things, by personal relationships and customer contacts which EMCO and the Company have developed over time and at great expense to EMCO and the Company. Furthermore, Moorehead acknowledges that competition by Moorehead would impair the operation of the Company and EMCO beyond that which would arise from the competition of an unrelated third party with similar skills, and that the Company has chosen to enter into the Letter Agreement in large part based upon Moorehead's agreement not to compete with the Business in any state in which the Company, EMCO, their subsidiaries or affiliates or any other entities that the Company has announced its intention to acquire own a scrap iron and/or metal



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yard or processing facility on the date of this Agreement (the "RESTRICTED
TERRITORY"). Moorehead hereby acknowledges that the Company shall give valuable consideration, the receipt and sufficiency of which is hereby acknowledged, to conduct the Business free of competition, direct or indirect, from Moorehead. Moorehead hereby agrees that he shall not, directly or indirectly, alone or as a partner, joint venturer, member, manager, officer, director, employee, consultant, agent, independent contractor, stockholder or in any other capacity of any company or business, for a period of five (5) years from and after the date of this Agreement, engage in any business activity in the Restricted Territory which business activity is directly or indirectly in competition with the Business; provided however, that the beneficial ownership of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over the counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section.

     4. REMEDIES. Moorehead hereby acknowledges and agrees that the services to be rendered by him to the Company hereunder are of a special and unique nature and that it would be very difficult or impossible to measure the damages resulting from a breach of this Agreement. Moorehead hereby further acknowledges and agrees that the restrictions herein are reasonable and necessary for the protection of the Business and the goodwill of the Company, EMCO and their subsidiaries and affiliates, and that a violation by Moorehead of any such covenants will cause irreparable damage to the Company, EMCO and/or their subsidiaries or affiliates. Moorehead therefore agrees that any breach or threatened breach by him of any of the covenants or provisions of this Agreement shall entitle the Company, in addition to any other legal remedy available to them, to apply to any court of competent jurisdiction for a temporary and permanent



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injunction or any other applicable decree of specific performance, without any bond or security being required thereof, in order to enjoin such breach or threatened breach.
     5. ENFORCEMENT . It is the desire of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies in each jurisdiction in which enforcement might be sought. Accordingly, if any particular portion of this Agreement shall ever be adjudicated as invalid or unenforceable, or if the application thereof to any party or circumstance shall be adjudicated to be prohibited by or invalidated by such laws or public policies, such Section or Sections shall be deemed amended to delete therefrom such portions so adjudicated, such deletions to apply only with respect to the operation of such Section or Sections in the particular jurisdictions so adjudicating on the parties and under the circumstances as to which so adjudicated.
     6. ATTORNEY'S FEES. The prevailing party in any action to enforce the terms and provisions of this Agreement, or to enforce the terms and provisions of the Letter Agreement, shall be awarded reasonable attorney's fees, costs and expenses in connection therewith.
     7.  GENERAL PROVISIONS.

         (a) Goodwill. The Company has invested substantial time and money in the development of its products, services, territories, advertising and marketing thereof, soliciting clients and creating goodwill. As a consequence of his affiliation with EMCO and the Company, Moorehead acknowledges that the customers are the customers of the Company, and that any goodwill created by Moorehead belongs to and shall inure to the benefit of the Company.


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     (b) Notice.  Any notice or demand required or permitted hereunder shall be made in writing (i) either by actual delivery of the notice or demand into the hands of the party thereunder entitled, or (ii) by the mailing of the notice or demand in the United States mail, certified or registered mail, return receipt requested, all postage prepaid and addressed to the party to whom the notice or demand is to be given at the party's respective address set forth below, or such other address as the parties may from time to time designate by written notice as herein provided.

     As addressed to the Company:

       Metal Management, Inc.
       500 North Dearborn Avenue
       Suite 405
       Chicago, Illinois  60610
       Attention:  Chief Executive Officer

     With a copy to:

       Erhard R. Chorle, Esq.
       Shefsky & Froelich Ltd.
       444 North Michigan Avenue
       Suite 2500
       Chicago, Illinois  60611

     As addressed to the Executive

       Mr. George O. Moorehead
       5339 East LaFayette Blvd.
       Phoenix, Arizona  85018

     With a copy to:

       Scott W. Gray, Esq.
       Jones, Skelton & Huckuli
       2901 North Central Avenue
       Suite 800
       Phoenix, Arizona  85012



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The notice or demand shall be deemed to be received in case (i) on the date of its actual receipt by the party entitled thereto and in case (ii) on the date of its mailing.
            (c) Amendment and Waiver. No amendment or modification of this Agreement or the Letter Agreement shall be valid or binding upon the Company unless made in writing and signed by an officer of the Company duly authorized by the Board of Directors or upon Moorehead unless made in writing and signed by him. The waiver by either party hereto of the breach of any provision of this Agreement or the Letter Agreement shall not operate or be construed as a waiver of any subsequent breach by such party.
            (d) Entire Agreement. This Agreement and the Letter Agreement constitutes the entire agreement between the parties with respect to the subject matter described therein and shall supersede any and all prior agreements or understandings between the parties hereto.
            (c) Choice of Law and Venue. The validity of this Agreement and/ or the Letter Agreement, its construction, interpretation, and enforcement, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of Illinois, without regard to conflicts of law principles. To the maximum extent permitted by law, the parties hereto hereby agree that all actions or proceedings arising in connection with this Agreement and/ or the Letter Agreement shall be tried and determined only in the state courts located in the County of Cook, State of Illinois. To the maximum extent permitted by law, the parties hereto expressly waive any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought relating or referring to this Agreement and/or the Letter Agreement.

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           IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              METAL MANAGEMENT, INC.


                              By:
                                  -----------------------------------
                              Its:
                                   ----------------------------------


                              EXECUTIVE:



                             ----------------------------------------
                             GEORGE O. MOOREHEAD


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